UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2009
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6149 SOUTH RAINBOW BOULEVARD
LAS VEGAS, NEVADA 89118
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Reference is hereby made to that certain (i) Junior Subordinated Indenture, dated as of June 22, 2007, as amended by the First Supplemental Indenture, dated as of February 3, 2009 (as amended, the “Original Indenture”), by and between Vestin Realty Mortgage II, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, National Association, as successor trustee to The Bank of New York Trust Company, National Association (the “Trustee”); and (ii) Amended and Restated Trust Agreement, dated as of June 22, 2007 (the “Trust Agreement”), by and among the Company; The Bank of New York Mellon Trust Company, National Association, as successor trustee to The Bank of New York Trust Company, National Association, as property trustee (the “Property Trustee”); Michael V. Shustek, Daniel Stubbs and Rocio Revollo, as administrative trustees (collectively, the “Administrative Trustees”); and the Delaware Trustee (as defined therein).

Effective as of June 4, 2009 (the “Effective Date”), the Original Indenture and the Trust Agreement, respectively, have been amended in accordance with the terms set forth in that certain (i) Second Supplemental Indenture, dated as of May 27, 2009 (the “Second Supplemental Indenture”; the Original Indenture, as amended by the Second Supplemental Indenture, is referred to in this report as the “Indenture”), by and among the Company, the Trustee, Taberna Preferred Funding VIII, Ltd. (“TPF VIII”), Taberna Preferred Funding IX, Ltd. (“TPF IX”, together with TPF VIII, the “Holders”) and Vestin II Capital Trust I (the “Trust”); and (ii) First Amendment to Amended and Restated Trust Agreement (the “Trust Agreement Amendment”), by and among the Company, the Property Trustee, the Administrative Trustees and the Holders, to effect, among other things, the following changes to the Original Indenture and the Trust Agreement:

1.
Under the terms of the Second Supplemental Indenture, the parties agreed to delete all provisions added by the First Supplemental Indenture, dated February 3, 2009, relating to the Letter of Credit including (i) deleting the definitions of “Eligible Institutions” and “Letter of Credit” from Section 1.1 of the Indenture, (ii) deleting the Event of Default relating to the Letter of Credit; and (ii) deleting Section 10.12 of the Indenture which set forth certain covenants regarding the Letter of Credit.

2.
Under the terms of the Second Supplemental Indenture and the Trust Agreement Amendment, commencing as of April 30, 2009 and so long as any of the unsecured junior subordinated notes issued by the Company pursuant to the terms of the Indenture remains outstanding, the Company agreed to pay an annual fee of $250,000 payable quarterly in the amount of $62,500 on each Interest Payment Date (as defined in the Indenture), which fee is being paid to the Holders pro rata for the benefit of the holders of the undivided preferred beneficial interests in the assets of the Trust (the “Preferred Securities”) based on the amount of Preferred Securities owned by such holders.

3.
Under the terms of the Second Supplemental Indenture and the Trust Agreement Amendment, substantially concurrently with the Effective Date, (i) TPF VIII transferred Preferred Securities with a Liquidation Amount (as defined in the Original Indenture) of $10,000,000 to the Company in exchange for certain other securities; (ii) TPF IX transferred Preferred Securities with a Liquidation Amount of $10,000,000 to the Company in exchange for certain other securities; and (iii) the Company caused the cancellation of the Preferred Securities being exchanged by the Holders.  In addition, on June 9, 2009, the Company caused the cancellation of Preferred Securities owned by the Company with a Liquidation Amount of $3,750,000.  After the cancellation of such Preferred Securities held by the Holders and the Company, Preferred Securities with a principal amount of $36,250,000 remain outstanding under the Indenture.

4.
Under the terms of the Second Supplemental Indenture, the Holders have waived any existing default that may exist or arise under Section 10.9 of the Indenture for the calendar quarters ending December 31, 2008 through and including June 30, 2009, and any such default shall be deemed to have been cured for every purpose under the Indenture.

A copy of the Second Supplemental Indenture and the Trust Agreement Amendment is furnished as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Second Supplemental Indenture, dated as of May 27, 2009, by and among Vestin Realty Mortgage II, Inc., The Bank of New York Mellon Trust Company, National Association, as successor trustee to The Bank of New York Trust Company, National Association, as trustee, Taberna Preferred  Funding VIII, Ltd., Taberna Preferred Funding IX, Ltd. and Vestin II Capital Trust I.

10.2
First Amendment to Amended and Restated Trust Agreement, dated as of May 27, 2009, by and among Vestin Realty Mortgage II, Inc., The Bank of New York Mellon Trust Company, National Association, as successor trustee to The Bank of New York Trust Company, National Association, as property trustee, Michael V. Shustek, Daniel Stubbs, and Rocio Revollo as administrative trustees, Taberna Preferred Funding VIII, Ltd., Taberna Preferred Funding IX, Ltd. and Vestin II Capital Trust I.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: June 10, 2009	By	/s/ Rocio Revollo
Rocio Revollo
Chief Financial Officer